Exhibit 10.71

Office Building

House rental Agreement

Number: 0024750

The Lessor (Party A): Shanghai Mart Co., Ltd.

Registered address: 2299 West Yan’ an Road, Shanghai, China

The leasee (Party B): Benefactum Alliance Business Consultant (Beijing) Co., Ltd. ShangHai Branch

Registered address: Rm. 2107, 2299 West Yan’ an Road, Changning District, Shanghai, China

E-mail: None

Fax No.: 23570325

According to negotiation, Party A and Party B reach the following lease contract on the matters of Party B renting Party A's office building:

I. House, area and purpose

1. Rent one room of the office building, the address is No. 2401,2403,,2403,2404, and 2299 West Yan’ an Road, Shanghai, China. Total rental area: 1052.68 ㎡

2. When Party A delivers the house to Party B, both sides shall sign "Property Acceptance list of Shanghai Mart Office Building" in terms of the inner conditions of the house, this acceptance list acts as the attachment of the contract; except as otherwise agreed in writing by two sides, this acceptance list also shall be the acceptance basis when Party B returns the house to Party A.

3. This house is only used as an office, Party B shall not alter its purpose without permission.

II. Lease term

The lease term is from November 30, 2017 to November 29, 2018.

III. Rent, management cost, electric charge, telephone opening

1. The rent of the house is calculated based on the rental area, and it is paid in RMB.

The rent is RMB 5.43 Yuan per square meter one day during the lease term form November 30, 2017 to November 29, 2018, the monthly rent charged to Party B by Party A is RMB 173863.26 Yuan.

2. The management fee is calculated as per the rental area, including property management fee, air conditioning cost, electricity and water costs in public area, all shall be paid in RMB. The rent is RMB 31.00 Yuan per square meter one month during the lease term November 30, 2017 to November 29, 2018, total rent is RMB 32633.08 Yuan per month.

3. Electric charge

Electric charge inside the house: calculated based on the independent electricity meter, and charged as per Party A's unified unit price(RMB 1.20 Yuan Per KWH), in the event of adjustment of electricity price by electric power department, Party A has right to make corresponding adjustment therewith.

4. Service charge for telephone line

Party B shall apply for the installation of telephone to Shanghai municipal Telecom by himself, and meanwhile, pay RMB 400 Yuan per household as service charge for telephone line to Party A.

5. Extra space-time adjustment fee

Party A shall provide the following air conditioning services to Party B as far as possible after receiving the notice that Party B needs to get air conditioning service outside the time of air conditioning service. Party B shall pay the corresponding extra time and space fee for the overtime air conditioning service. In accordance with the relevant provisions of the Shanghai World Trade mall, the application and the bill issued by Party A are delivered directly to Party A.

6. Parking fee

Party B according to the contract and pay the agreed use of parking spaces in the site use fee per month rental fee of RMB 1000 yuan.

IV. Earnest money

1. When signing the contract, Party B shall pay earnest money to Party A, the amount is RMB 521589.78 Yuan.

2. The earnest money is the assurance of Party B's performance of this contract. In any case, Party B shall not require to use the earnest money to defray rent or any other expenses payable.

3. When the contract is terminated or terminated in advance through negotiation of both sides, when Party B restores the house to its original state as stipulated in the contract and returns the house, as well as has paid off all the payable expenses related to this house, then Party A shall return the earnest money to Party B in original currency, except for the case that Party A confiscates the earnest money in accordance with the stipulation of the contract.

V. Payment method

1. Rent and management fee are prepaid monthly as period, first period of rent and management fee shall be paid before 5 days of lease commencement date, since then, each period of rent and management fee shall be paid before the 25th day of previous calendar month.

2. Party B shall voluntarily pay the telephone bill to Shanghai municipal Telecom after receiving telecom bill, Party B shall pay electric charge to Party A in accordance with the billing information of “Service Center of Online Reconciliation of Shanghai Mart Office Building” in schedule time.

3. If Shanghai Telecom cuts off Party B’s telephone communication due to Party B’s overdue payment, all consequences shall be undertaken by Party B itself.

4. All payables shall be paid in cash or in the way of bank transfer.

VI. Liquidated damages of contract and Overdue liquidated damages

1. If Party B violates the regulations of the contract, the earnest money which has been paid by Party B shall be retained as the liquidated damages of contract.

2. If Party B does not pay rent, management fee and other expenses payable on time according to the contract, Party B shall pay Party A 0.5% of late payments as liquidated damages till actual payment day.

VII. Responsibility of house repairing

1. During the lease term, Party A shall ensure safe use of the house. If the house and its original facilities are damaged by force majeure or ordinary wear and tear, Party B shall timely notify Party A’s relevant department for repairing. When Party A carries out the repairing, Party B shall give assistance and cooperation.

2. If Party B decorates or alters original facilities including adding any facility, Party B shall achieve Party A’s written permission, the specific decoration shall comply with the attachment of the contract “Decoration Regulation of Shanghai Mart Office Building”.

VIII. Contract extension

When Party B has to pay the rent, management fees and other expenses, and has to perform before the expiry of the lease and comply with its obligations (except the housing restitution and returned to the obligations of Party A) premise and not in violation of any provisions of this contract, if Party B want to renew the lease expires, he is required before six months in writing to the Party A put forward, under the same conditions, Party A gives Party B the priority to renew the contract. Both parties shall negotiate the renewal matters, the terms and conditions of the lease shall be negotiated by both parties agree that Party A agrees to lease the housing rents continued to increase every year, less than last year 10%, and the two sides should sign the contract at least three months before the expiration of the contract.

IX. Party A’s obligations and right

1.	Party A’s right

A.	Party A has the right to enter the house to check whether the use of the house is in conformity with the relevant laws and regulations of the China, the rules and regulations of property management and the relevant stipulations of this contract. However, Party A shall notify Party B in writing in advance, and Party B shall give the necessary convenience and assistance in the exercise of the power of the inspection.

B.	In the last 3 months of the lease term, Party A has the right to lead the possible follow-up rents to the house without affecting Party B's operation.

C.	In case of emergency, such as fire, flood and theft, Party A can enter the house without any notice to Party B and take necessary measures. But Party A shall make written instructions to Party B in time, and the loss caused to Party B has nothing to do with Party A.

2.	Party A’s obligations

1. When Party A delivers this house to Party B, the house shall be in a good condition.

2. From 9:00 AM to 6:00 PM in each working day(except for statutory holidays and that stipulated by government's relevant department, the specific mode of execution which notified by Party A shall prevail), Party A ensures to provide air conditioner or ventilation, elevator, escalator, lighting and cleaning in public area and other services. If the service is interrupted or stopped due to mechanical failure, accident and other factors which Party A cannot predict or control, Party A shall recover it as soon as possible.

3. Party A is responsible for property management and general security work.

4. Comply with and perform all regulations of the contract.

X. Party B’s obligations

1. Rent, management fee and other expenses payable shall be paid in accordance with the regulations of the contract.

2. Comply with the "Administrative Rules of Shanghai Mart Office Building" formulated by Party A and other various property administrative rules made by Party A every now and then.

3. The house is legally used in accordance with the provisions of this contract, and the following acts are prohibited:

D.	Bring or deposit dangerous goods into the house or to do other acts that are harmful to the property and the safety of the house;

E.	Cause any smoking or fire to be incinerated to ask for objects, or to create any peculiar smell, unless it is in accordance with the provisions of this contract;

F.	To lodge, raise animals or other acts that obstruct management in the house;

G.	Installing, changing or adding wires, installations, pipelines, air conditioning systems and public facilities without the written consent of Party A;

H.	The act of engraving on the door, window, wall, or other structure of the house;

I.	The act of displaying, displaying, and sticking any signs, signs, or other designs within or outside the house prior to obtaining the written consent of Party A;

J.	Unauthorized installation of additional air conditioning equipment or machines, or replace the existing air conditioning or machine behavior provided by Party A;

K.	The act of making noise or interfering with other tenants in a house;

L.	If the act of stacking obstacles or garbage obstructing stairs, passages or other public areas, Party A shall request Party B to clear up obstacles in a reasonable time. If Party B fails to carry out the clean-up behavior, Party A can handle it by itself and bear the cost by Party B;

M.	The act of stopping at random, but with the exception of Party A's permission or instructions;

N.	Any act of selling, auctioning, selling, distributing advertising, or similar sales in a house;

O.	Any other action that may bring damage to the house and other tenants.

4. Shall not use Party A's name for commercial or non commercial activities.

5. shall pay the expenses of Party A to repair the damage or damage to the house by Party B.

6. When the contract is expired or terminated in advance, the house shall be restored to original state as stipulated in the contract and then delivered to Party A.

7. In accordance with the requirements of Party A, the latest business license and the copy of the insurance policy related to the house shall be presented to Party A.

8. Shall not change the workplace use of the house. Shall not dispose this house and its original facilities in the form of sublet, transfer and mortgage or in other disguised forms.

9. Comply with and perform all regulations of the contract.

XI. Original Status

1. When the contract expires or is cancelled early, Party B shall withdraw all items before the termination or cancellation date, and return the house to its original status.

2. The so-called restitution is the restoration of a house to the conditions indicated by the acceptance forms signed by both parties. However, except for natural losses, the expenses incurred for restitution shall be borne by Party B; if damage is caused to the house and its original facilities, Party B compensates. Party B shall return to the original state to complete the charge. Party A shall withdraw its rent after it has passed the acceptance check.

3. If the lease expires and the parties are unable to renew the lease, or if the contract is prematurely terminated by either party, if Party B cannot return the house to Party A, then from the first day of the lease expiration or early termination until Party B presses the above, if it is stipulated that the house should be returned, and the payment is delayed one day, Party B shall pay Party A the overdue occupancy fee in accordance with the double standard of the sum of the daily rent and daily management fee due on the expiration of the lease or on the day prior to termination. Notwithstanding the foregoing provisions, during this period, Party A has the right to stop providing electricity, air conditioning, telephone communications, etc., and to recover the house on its original status. Therefore, the expenses incurred by Party B shall be inherited from Party B, and Party A shall forfeit the security deposit as a contract. With breach of contract, Party B shall promptly manage the remaining items in the room (Party A agrees to relocate). If Party B does not remove or clean up the relics within 5 days from the expiration of the lease period or early termination, Party B shall agree that Party A can dispose as its own disposal, and Party A shall not be liable to Party B for any disposal and shall not make any compensation.

XII.Liability for breach of contract

1. If Party A fails to pay the house to Party B as scheduled, Party B agrees to give Party A an one-month extended period, and in such circumstances including the lease start date, lease termination date, etc. If overdue is for more than 90 days, then Party B has the right to terminate the contract, Party A shall return the house to Party B, but Party A shall bear the liability for breach of contract.

2. During the term of validity of the contract, Party B shall not unilaterally propose to terminate the contract. Otherwise, Party B shall treat Party B's breach of contract. Party B shall pay Party A a penalty of double the rent for the number of days of early retirement. If Party B’s breach of contract is not sufficient to compensate Party A’s losses, Party A is entitled to claim further differences from Party B.

3. Party B shall bear the corresponding legal liability for Party B’s intentional or negligent incorporation of its users, employees, decoration companies, customers, and visitors entrusted to it and infringe Party A’s lawful rights and interests.

4. If one of the following breaches of contract occurs, Party A may terminate the contract after issuing a cancellation notice:

a.	Party B was unable to pay rent, management fees, fees payable, overdue liquidated damages as scheduled, and had not paid for it for two weeks, or failed to pay the sum payable up to three times as scheduled, or the bills paid by Party B were refunded or refused to pay.

b.	Party B violates this contract, or the attachment of this contract.

c.	The activities or illegal activities that Party B does not comply with in the housing and rent use.

d.	Party B is subject to closure, suspension of rectification, etc. by the judicial or administrative authorities.

e.	Party B is bankrupt, enters liquidation procedures, is undergoing liquidation (except for the purpose of merger and reorganization), or is taken over by the receiver, voluntarily or involuntarily;

f.	Without Party A’s written consent, Party B ceased operation in the house or stated that it would suspend business;

g.	Party B's property or goods or any property in the property is confiscated or expropriated;

h.	® Any person applies to the court to liquidate Party B and the court accepts the application.

5. If Party B has a breach of contract described in 2, 3, and 4 above, Party A shall have the right to immediately stop providing electricity, air conditioning and other services of the house to Party B. Or all measures:

a.	Require Party B to pay the rent, management fee, electricity bill, etc. payable and overdue liquidated damages;

b.	Confiscation of the deposit as a breach of contract;

c.	Temporarily restrict Party B’s personnel from entering and leaving Party B’s rental unit;

d.	Claim Party B’s loss (including but not limited to Party A’s attorney’s fees, litigation fees, restoration costs of the house, and agency fees for the new tenant for the house) caused by Party B’s breach of contract, and includes Party A’s right to pursue the full rent of Party B to the expiry date of this contract.

XIII. Disclaimer

1.	Party A will not promise compensation and bear other legal liabilities for the consequences caused by the non-partly negligence (including Party B's employees, agents, workers, contractors, etc.) any consequences arising from any type of incidents including the following events caused by the gross negligence of Party A without intentional fault. Visitors, etc.) caused by deliberate negligence (and the rent and other expenses under this contract may not be reduced or withdrawn):

a.	Leaks, malfunctions, breakdowns, changes, disturbances or interruptions of systems or gas, electricity supply or telephone services or other public facilities within the property such as electromechanical systems, elevators, escalators, water supply and drainage, fire protection services or central air-conditioning systems;

b.	Rain and seawater in the property or neighboring property infiltrate the property, rat or other pests as a result of typhoon, landslide, subsidence, toxic gas, fire, smoke, electricity, or any other material leakage or water spillage;

c.	Damage caused by falling cigarette butts, glass, and other debris in the high-rise unit of the house;

d.	Theft or destruction of property in the house;

e.	Any other loss that is beyond the jurisdiction of Party A or outside Party A’s reasonable operation, control, or prevention of broadcasting or due to the rental of any other part of the property or any accidental accident;

f.	The land use rights within the occupied area of the property are early recovered in accordance with the law;

g.	The property was expropriated according to law for social public interest or urban construction needs;

h.	If the house or ancillary facilities are damaged or lost due to the reasons of Party A, the contract cannot be continued or the house is identified as a dangerous house; and

i.	In order to realize the right of the mortgagee to dispose of the house, Party A disclosed that the house had been mortgaged or Party A informed Party B in advance of setting up a mortgage on the house.

2.	Party A shall not make any claims against Party B (including Party B’s employees, visitors and customers) or any third party who suffers loss or injury due to the above events, unless Party A’s gross negligence or intentional fault has caused the consequences.

3.	Party A retains the exclusive and unlimited rights and freedoms, whether or not it is accompanied by a worker, and enters the house at any reasonable time with prior agreement (In an emergency, Party A has the right not to Notice to enter the house) to check the condition of the house and record or repair the appendages, devices and equipment.

4.	Party A reserves the right to repair, renovate, and refurbish works of the property outside the premises as required, and is not subject to containment. If it is necessary to close or change the public passageway or change the placement of facilities or equipment in the above project, and temporarily close any public area, Party B shall not require Party A to compensate for such project and its consequences for Party B causing interference or inconvenience. Party A shall give Party B reasonable written notice in advance of Party B's implementation of the above-mentioned project outside the premises of the premises, and shall minimize the possible interference and inconvenience.

5.	Without prejudice to the normal use of the house by Party B, Party A reserves the right to install and add heating pipes, water pipes, smokestacks, antennas and other radio-visual cables and receivers, complete sets of equipment, and machinery in any part of the property exclusive rights to other instruments, signs, signboards, posters and other objects (regardless of lighting). Party A shall have the right to repair, maintain, service, move or exchange the above-mentioned installations and additives when deemed appropriate.

6.	Party A retains the proprietary and unfettered naming and rebranding rights of the property. Party A has the right to change the name of the property, the floor number of the house, and the unit number, but it should promptly inform Party B afterwards; the relevant government department also has the right to change the road name and the house number of the property for any reason.

7.	Party A reserves the right to hold or permit any person in any public area of the property to hold and organize the exclusive and uncontained rights of any type of goods, exhibitions, or display merchandise, as it deems appropriate.

8.	Party A reserves the display right of the exterior wall of the property.

XIV. Insurance

1. Party A shall not undertake any legal liability resulting from Party B's property damage to the house or personal casualty and any expenses, responsibilities, losses, claims or lawsuits incurred. Party B shall purchase insurance from the insurance agency with a good reputation at its own expense to cover the scope of the above liability.

2. Party B shall purchase property insurance from a party with a good reputation at the expense of a party with a good reputation, and the insurance period shall be the same as the rental period. The amount of insurance shall be the reset value of such property and equipment.

3. Party B should purchase third party liability insurance or public liability insurance (or other insurance name) established by its own expenses, and the cumulative compensation limit is no less than RMB 10000000 yuan. The single compensation limit is not less than RMB 5000000 yuan. The insurance period should be at least not shorter than the lease period, and the insurance policy should indicate that Party A is one of the owners of the house and one of the insured.

4. Any property loss and casualties caused by Party A within the scope of the house, and the insurance premium is insufficient (or cannot be) to compensate the actual loss of Party A or its personnel, then Party A still has the right to claim from Party B.

5. Party B shall since the delivery date or decoration period (if any) two months beginning date on the purchase of insurance, the requirements of the contract, and a copy of the policy to the Party A.

XV. Taxes and fees

1. Both parties of this contract are obliged to pay their own taxes and expenses incurred in connection with this contract or performance of this contract at their own expense in accordance with the laws and regulations of the People's Republic of China. Any other costs and expenses related to this contract or arising from this contract shall be borne solely by Party B if they are not clearly stipulated in this contract or are regulated by relevant laws and local regulations.

2. If, according to the provisions of the State Taxation Department, Party B enjoys any rental advantages or other cost preferences (if any) that are subject to VAT under the terms of this contract, such value-added tax will be accepted by Party B, and Party B shall obtain written notice issued by Party A, who shall pay such VAT taxes and fees.

3. If, according to the provisions of the State Taxation Department, the taxation policy applicable to any payables under the lease contract changes, the resulting tax changes will be enjoyed and borne by Party B.

4. For the purpose of issuing value-added tax invoices for Party A, Party B provides relevant invoice information as follows:

Company name you:

Taxpayer Identification Number:

VAT taxpayer qualifications:

Registered address:

contact number:

Opening Bank Account:

Bank Account:

VAT invoice type required (VAT invoice/VAT ordinary):

5. Party A will issue the corresponding amount and type of value-added tax invoices to Party B in accordance with the value-added tax invoices stated in IIII of this Article. If Party B needs to change the type of value-added tax invoice, Party B shall provide a written notice affixed with the official seal of Party B at the same time as or before it pays the relevant amount to Party A. If Party B's value-added tax invoices are inconsistent with Party B's actual information due to Party B's incorrect value-added tax invoice information provided, Party A shall not bear any responsibility.

XVI. Force Majeure

1. Party A and Party B agree that during the lease, the contract terminates when one of the following cases happens, and the two parties are not responsible for each other, and Party A shall return the deposit to Party B.

2. the land use right within the occupied area of the house is recovered in advance by law;

The house was expropriated by law for social and public interests;

3. the housing needs to be included in the housing demolition license in accordance with the law; this contract can not continue to be performed because of the damage to the house and its subsidiary facilities due to force majeure.;

4. Other reasons such as government behavior and policy adjustment cause this contract to be unable to continue to perform (for example, the adjustment of leasehold uses, etc.).

XVII. Other

1. Party B agrees that Party A needs to maintain Party B's interests, safety, security, or other public interests and safety on the basis of management. Or when other emergencies occur. It may enter the house for inspection or take the necessary disposal.

2. This contract will be terminated automatically when Party A cannot continue to dust the house because of the force majeure. Party B's pre paid rent and management fee are calculated according to the actual lease period, and Party A will return to Party B without interest, and the two parties do not bear the liability for breach of contract.

3. Once the contract is signed, Party B is the person who is responsible for the security and fire protection of the rented area, and the security and fire safety in the area shall be responsible for Party B. Party B shall submit the name and contact mode of the public security fire protection contact to Party A within two weeks after the lease, and the well shall be transferred from Party A to the police department and the fire department for the preparation of the check.

4. Due to the financing needs of the stock, the party a building has made a financing Mortgage to the ICBC. The mortgage does not affect the rights of Party B under this lease.

5. If Party B needs to handle all kinds of registration procedures such as leasehold record registration and so on, and the expenses produced by the Party B shall be borne by Party B.

6. If Party B needs to lease registration and other types of ownership registration shall B signed "Shanghai city housing lease contract" (hereinafter referred to as the "record lease contract"), the record is between the provisions of the lease agreement and the provisions of the contract in case of any inconsistency or conflict between not consistent, should be based on the provisions of this contract shall prevail.

XVIII. Other Supplements

1. If Party B enters into the content with Party A if it is subject to the subject qualification of "personal" and "raised", then Party B shall register and establish a legal Chinese company after the signing of the contract. And within two months starting from the renting day, the company shall provide with the record of the legal certificate (such as business license, etc.) established by the company in accordance with the law. In addition to an unforeseeable reasonable delay, Party A shall have the right to rescind this contract if Party B cannot provide it on time as it may be deemed to have failed to be established according to the law. Party B shall bear the liability for breach of contract in accordance with the provisions of this contract as a result of the termination of the lease in advance.

2. If Party B enters into the content with Party A if it is subject to the subject qualification of "foreign company ", Party B shall register and establish a lawful overseas representative office of Shanghai after signing the contract. And within two months starting from the renting day, the company shall provide with the record of the legal certificate (such as business license, etc.) established by the company in accordance with the law. In addition to an unforeseeable reasonable delay, Party A shall have the right to rescind this contract if Party B cannot provide it on time as it may be deemed to have failed to be established according to the law. Party B shall bear the liability for breach of contract in accordance with the provisions of this contract as a result of the termination of the lease in advance.

3. If this contract is a renewal, the parties agree, after the "Shanghai World Trade mall office building rental contract (number: 0023052; 0023852)" that Party A and Party B originally signed complete implementation, the money paid by Party B and the excess money (if any) are transferred to this contract and to deduct the margin payable by Party B under this contract, if it is still redundant after the deduction. The excess amount is equivalent to the other payables of this contract.

If there are third parties involved in this contract, the three party shall sign another three party agreement.

4. After the entry into force of this contract, Party A will deliver an Account Password List to Party B with the contract. (If Party B already has the Account Password List, Party A will no longer provide it.) If Party B does not receive the Account Password List, Party B shall immediately notify Party A to provide the account password again. After receiving the Account Password List, Party B should be timely login designated by Party A "Shanghaimart business slope reconciliation of the net service center website (URL: https://biz.shanghaimart.com) for the account registration, Party B shall have the obligation to take the initiative to log on to the website and check the bill information in time.

XX. Enclosure

"Shanghaimart office Tower Management Rules", "Shanghaimart office Tower Decoration Regulations", " Shanghaimart office Tower Property Acceptance Sheet" is an integral part of the contract, which has the same legal effect as this contract.

XXI. Dispute Settlement

1. This contract applies to the law of the People's Republic of China.

2. Any dispute relating to this contract, the two Parties should settle the problem by friendly consultation. If the negotiations fail or fail to negotiate, any party shall submit the dispute to the Shanghai international economic and Trade Arbitration Commission (Shanghai International Arbitration Center) for adjudication.

XXII. Postal Address

Postal Address of Party B (email address) is the registered address of Party B in the first article of this contract. or leased the house or e-mail (if any) or fax (if any), Party A's notice or any other letter is sent to Party B for signature or delivery to the registered address of Party B, or to the mail box of the world trade center or to the B's e-mail (if used) or fax number (if there is), which is effective delivery.

XXIII. Effective

1. This contract is written in Chinese. Each side holds a copy of the original. If both texts are signed and written in English, the Chinese text shall prevail.

2. The contract has been signed by the authorized representatives of the two parties and entered into effect after the seal of the respective official seal.

(there is no text below)

(signature page)

Party A:		Party B:
Authorized	representative:	Authorized	representative:
(signature)		(signature)
Company chapter:		Company chapter:
Date of signing:		Date of signing:

Supplementary Agreement

(0024750)

Party A: Shanghaimart Co., Ltd.

Party B: Benefactum Alliance Business Consulting (Beijing) Co., Ltd., Shanghai branch

Party B has signed the lease contract for the office building of Shanghai World Trade Center, 2401 (24 floors 01), 2402 (24 floors 02), 2403 (24 floors 03), 2404 (24 floor 03), and 2404 (24 floor), which has been signed by Party B. The two parties are in agreement and supplemented the lease agreement as follows:

I. Party A shall provide Party B three parking spaces within the lease term of the house for free, in the case of Party B's withdrawal of rent, partial rent withdrawal, or other cases of breach of contract, Party B will no longer enjoy the above free parking space.

II. Party B does not have the right to enjoy the free parking space if Party B pays the rent and management fee as stipulated in the lease contract overdue.

III. Party B shall not sublet or transfer the above parking space to other parties, otherwise Party A will immediately recover the parking space and investigate Party B's liability for breach of contract.

IV. The above free parking space is automatically cancelled when the lease contract is expired or cancelled in advance.

V. This Agreement applies to the law of People's Republic of China. Any dispute relating to this Agreement shall be settled amicably by both parties. If negotiation fails, any party shall submit the dispute to Shanghai international economic and Trade Arbitration Commission (Shanghai International Arbitration Center) for adjudication. The arbitral award is final and binding on both parties.

VI. This contract is written in Chinese. Each side holds a copy of the original. If both texts are signed and written in English, the Chinese text shall prevail.

VII. This supplementary agreement is not subject to the lease of the house, which is subject to this agreement, but does not affect the provisions of the other terms of the lease contract.

VIII. This supplementary agreement is an inseparable part of the housing lease contract. The contract of renting a house has the same legal effect as the contract.

IX. This supplementary agreement is two copies, and the two parties authorize the representative to enter into effect, and each party holds one copy.

Party A:	Party B:
Seal:	Seal:
Signature:	Signature:
Date:	Date: